Exhibit 23.1

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada
Consent of Independent Registered Public Accounting Firm
To The Board of Directors of Methanex Corporation
We consent to the inclusion in this annual report on Form 40-F of:
•	Our auditors’ report dated March 5, 2010 on the consolidated balance sheets of Methanex Corporation (“the Company”) as at December 31, 2009 and December 31, 2008, and the consolidated statements of income, shareholders’ equity, comprehensive income (loss) and cash flows for the years then ended; and

•	Our Report of Independent Public Accounting Firm dated March 5, 2010 on the effectiveness of internal control over financial reporting as of December 31, 2009 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.
We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-112624 and No. 333-141833) on Form S-8 of the Company.
Chartered Accountants
Vancouver Canada
March 26, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.